UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	DECEMBER 4, 2004

Ebix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

EBIX, INC., 1900 EAST GOLF ROAD, SCHAUMBURG, IL		60173
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(847) 789-3047

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 4, 2004, the Board of Directors of Ebix, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors and considering the operating results of the Company for the first nine months of 2004, approved a 2004 incentive compensation program for the Company’s two executive officers:  Robin Raina, the Company’s Chairman, Chief Executive Officer and President, and Richard J. Baum, the Company’s Executive Vice President, Chief Financial Officer and Secretary. Pursuant to this program, each of Messrs. Raina and Baum is to receive (1) cash bonus compensation in the same amount as the total bonus compensation received by him for 2003 ($624,310 in the case of Mr. Raina and $232,150 in the case of Mr. Baum) and (2) shares of restricted common stock of the Company having a grant date value equal to 10% of the aggregate of the total salary and cash bonus compensation to be earned by him for 2004 (such restricted stock to vest in three equal annual installments). The payment of the cash bonuses and issuance of the restricted stock is subject to the determination by the Compensation Committee and the Board, after the Company’s release of its 2004 operating results, that such operating results are substantially consistent with the operating results of the Company for the first nine months of 2004, as they compare to those for the same period of the prior year (excluding executive incentive compensation). The restricted stock awards will be made pursuant to the Company’s 1996 Stock Incentive Plan.

Also on December 4, 2004, the Board of Directors of the Company, upon recommendation of the Compensation Committee approved a new compensation program for the Company’s non-employee directors, to commence in 2005. Pursuant to this program, each non-employee director is to receive an annual cash retainer of $14,000. The Chairman of the Audit Committee is to receive an additional annual fee of $5,000 and each other member of the Audit Committee and each member of the Compensation Committee is to receive an additional annual fee of $2,500. Also, each non-employee director is to receive an initial grant on his election to the Board of an option to purchase 1,500 shares, vesting over three years, and an annual grant thereafter of an option to purchase 1,500 shares, vesting immediately. These option grants will be made pursuant to the Company’s 1996 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Richard J. Baum
Richard J. Baum Executive Vice President
- Finance & Administration, Chief
Financial Officer (principal financial
and accounting officer) and Secretary
Dated: December 9, 2004